                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (the "AGREEMENT"), dated as of ___________________ (the "EFFECTIVE DATE"), between Genex Technologies, Inc. (the "COMPANY"), a Maryland Corporation, and Jason Geng (the "EMPLOYEE"), an individual residing at
________________________.

                                 WITNESSETH THAT

         WHEREAS, the Company wishes to employ the Employee to render services for the Company on the terms and conditions set forth in the Agreement; and

         WHEREAS, the Employee wishes to be retained and employed by the Company on such terms and conditions;

         THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                  1. EMPLOYMENT The Company hereby employs the Employee, and the Employee accepts such employment and agrees to perform services for the Company as described herein, for the period of time and upon the other terms and conditions set forth in this Agreement.

                  2. TERM Unless terminated at an earlier date in accordance with Section 8 of this Agreement or otherwise extended by agreement of the parties, the term of the Employee's engagement hereunder shall be for a period of three (3) years, commencing on the Effective Date. The period of engagement may be extended by written agreement between the parties, provided that certain provisions relating to compensation may change upon commencement of any extension hereto.

                  3. POSITION AND DUTIES

                           (a) SERVICE WITH THE COMPANY During the term of the Employee's engagement, the Employee shall be employed in the position of Executive Vice President and Chief Scientist and shall perform such reasonable services as the Company shall assign. Unless and until modified by the Company, Employee shall report to, and be under the supervision of, the President of the Company (the "SUPERVISOR")

                           (b) PERFORMANCE OF DUTIES The Employee agrees to serve the Company faithfully and to the best of Employee's ability and to devote his full working time, attention and efforts exclusively to the business and affairs of the Company during Employee's engagement by the Company. The Employee hereby confirms that Employee is under no contractual commitments inconsistent with Employee's obligations set forth in this Agreement and that, during the term of this Agreement, Employee will not render or perform services to or for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement. While Employee remains employed by the Company, the Employee may participate in reasonable professional, charitable and/or personal investment and other activities so long as such activities do not interfere with the performance of Employee's obligations under this Agreement.

                  4. COMPENSATION

                           (a) BASE COMPENSATION As compensation for services to be rendered by the Employee under this Agreement, the Company shall pay to the Employee, during the term of the Employee's engagement and subject to the termination provisions of Section 8 of the Agreement, a base payment of $300,000 per year (the "ANNUAL SALARY"), which payment shall be paid in arrears in accordance with the Company's normal procedure and policies.

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                           (b) INCENTIVE COMPENSATION In addition to the Annual
                           Salary, the Employee shall be eligible to participate in any bonus or incentive compensation plans that may be established by the Board of the Directors of the Company (the "Board") or the Board of Directors of Markland (as defined in Section 6 below) or Technest (as defined in Section 6 below) from time to time applicable to the Employee's services.

                           (c) EXPENSES The Company shall pay or reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by the Employee in the performance of Employee's duties under the Agreement, subject to the Company's normal policies for expense authorization and verification. The Company shall, furnish the Employee with such reasonable office, equipment and facilities (including computers and technical facilities, equipment and supplies), and executive, administrative and technical support personnel, as are appropriate to his position and for the effective carrying out of his duties under this Agreement.

                  5. CONFIDENTIAL INFORMATION Except as permitted or directed by Employee's supervisor in writing or as required by operation of law, during the term of the Agreement or at any time thereafter, the Employee shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of business of the Company) any Confidential Information. "Confidential Information" shall include any confidential or secret knowledge or information of the Company or any affiliate or any customer, supplier, or other business associate of the Customer or affiliate (including but not limited to any trade secrets or other private matters) that the Employee has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of the Employee's engagement by the Company (including engagement by the Company or any affiliated companies prior to the Effective Date) whether developed by the Employee or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential or secret aspects of the business of the Company. The Employee acknowledges that the Confidential Information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such Confidential Information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of the Employee's engagement, the Employee will refrain from any acts or omissions that would reduce the value of such Confidential Information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is published and publicly available or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Employee.

                           Employee acknowledges that money damages alone will
                  not adequately compensate the Company for breach of the terms of this Section 5 and therefore agrees that in the event of the breach or threatened breach of any such terms, in addition to all other remedies available to the Company at law, in equity or otherwise, the Company shall be entitled to equitable relief compelling specific performance of the terms of this Section 5.

                  6. VENTURES If, during the term of the Employee's engagement, the Employee is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all right in such project, program or venture shall belong to the Company, unless prior written consent from the Company is obtained. Except as approved by the Board, or its designee, or as explicitly set forth in the Agreement and Plan of Merger by and among Markland Technologies, Inc., a Florida corporation ("Markland"), Technest Holdings, Inc., a Nevada corporation


                                      -2-
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                  ("Technest"), the Company and the Employee dated of even date herewith, the Employee shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to the Employee as provided in this Agreement. The Employee shall not enter into any arrangement through which the Employee acquires or may acquire any interest, direct or indirect, in any vendor or customer of the Company.

                  7. INTELLECTUAL PROPERTY RIGHTS

                           (a) DISCLOSURE AND ASSIGNMENT The Employee will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by the Employee, either solely or in collaboration with others, during the term of the Agreement whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company or arising out of or relating to the services provided hereunder (the "DEVELOPMENTS"). The Employee, to the extent that Employee has the legal right so to do, hereby acknowledges that any and all of the Developments and all originals and copies of all notebooks, disks, tapes, computer programs, reports, proposals and materials evidencing, incorporating, constituting, representing or recording any Development or Confidential Information are the sole property of the Company. The Employee agrees to assign and hereby does assign to the Company any and all of the Employee's right title and interest throughout the world in and to any and all of the Developments and anything tangible which evidences, constitutes, represents or records any Development (the "ASSIGNMENT"). During the period commencing the day after the Employee's last day performing services for the Company and ending one year after termination of the Employee's engagement with the Company, at the request of the Company, the Employee will confer with the Company and its representatives for the purpose of disclosing all Developments to the Company, provided that such conference is at the Company's expense and the Employee is compensated at an hourly rate equal to the Employee's final Annual Salary divided by two-thousand eighty (2080).

                           (b) LIMITATION ON SECTION 7(A) The provisions of
                           Section 7(a) shall not apply to any Development meeting the following conditions: (i) such Development was developed entirely on the Employee's own time without the use of any Company equipment, supplies, facility or trade secret information; and
                           (ii) such Development does not relate directly or indirectly to the business of the Company, to the Company's actual or demonstrably anticipated research or development or result from any work performed by the Employee for the Company.

                           (c) COPYRIGHTABLE MATERIAL All right, title and interest in all copyrightable material that the Employee shall conceive or originate, either individually or jointly with others, and which arises out of the performance of this Agreement, will be the property of the company and are by the Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material. Upon request and without further compensation therefore, but at no expense to the Employee, the Employee shall execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such material in any and all countries, except that the Employee shall be compensated at an hourly rate equal to the Employee's final Annual Salary divided by two-thousand eighty
                           (2080) for compliance with this provision following termination or expiration of this Agreement. Employee agrees that to the extent the copyright laws of the United States apply to the Developments, the Developments constitute "works made for hire" as defined in the United States Copyright Act. To the extent not considered as works made for hire, such works are hereby assigned to the Company under the Assignment provision of this Section 7.


                                      -3-
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                           (d) With respect to any Development, Employee hereby
                           agrees, without payment of any additional consideration to Employee to: (i) assist the Company in every reasonable manner to obtain patents, trademarks or copyrights thereon in any and all countries for the Company's benefit; and (ii) to execute all such patent applications, trademark applications, copyright applications, patent, trademark or copyright assignments and other lawful documents, and to take all such other actions, as the Company may request to otherwise carryout the purposes of the Agreement. In connection with this
                           Section 7, Employee hereby irrevocably grants power of attorney to the Company to act for and on Employee's behalf to execute, register and file any such applications to further the registration, prosecution and issuance of patents, trademarks, copyrights or similar protections with the same legal force and effect as if executed by Employee. The out-of-pocket cost of filing and prosecuting patent applications and obtaining copyright registration for the Developments shall be borne by the Company.

                  8. TERMINATION OF ENGAGEMENT

                           (a) GROUNDS FOR TERMINATION The Employees engagement shall terminate prior to the expiration of the initial term set forth in Section 2 or any extension thereof in the event that at any time: (i) the Employee dies; (ii) the Company elects to terminate this Agreement for Cause, as defined in Section 8(b) below, and notifies the Employee in writing of such election; (iii) the Company elects to terminate this agreement without Cause, as defined in Section 8(b) below, and notifies the Employee in writing of such election; (iv) the Employee elects to terminate this Agreement and notifies the Company in writing of such election; (v) the Employee elects to terminate this Agreement for Good Reason, as defined below in
                           Section 8(c) and notifies the Company in writing of such election; or (vi) the Employee becomes "Permanently disabled" (as defined below). "PERMANENTLY DISABLED" means that the Employee has been unable, by reason of physical or mental illness or disability (regardless of its cause), to perform, in all material respects, his duties under this Agreement for a period of 90 consecutive days or a period aggregating at least six months in any consecutive 12-month period, in each case as determined by a physician selected by the Company reasonably acceptable to the Employee.

                           (b) CAUSE DEFINED "Cause" means that (i) the Employee has breached the provisions of Section 5, 6 or 7 this Agreement in any material respect; (ii) the Employee has engaged in willful and material misconduct, including willful and material failure to perform the Employee's duties as provided in Section 3(a) of this Agreement; (iii) the Employee has committed fraud, misappropriation or embezzlement in connection with the Company's business; or (iv) the Employee has been convicted or has pleaded NOLO CONTENDERE to a felony charge (except for parking violations, occasional traffic violations or other similar isolated minor violations).

                           (c) GOOD REASON DEFINED "Good Reason" shall mean (i) the assignment of the Employee to any duties materially inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement or any other action by the company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; (ii) any termination or reduction of a material benefit under any benefits plan in which the Employee participates unless (1) there is substituted a comparable benefit prior to such termination or reduction or (2) benefits under such plan are terminated or reduced with respect to all Employees previously granted benefits thereunder; or (iii) without limiting the generality of the foregoing, any material breach of the Agreement by the Company or any successor thereto. In addition, Good Reason shall include any requirement by the Company that the Employee relocate to a principal place of business outside of the Washington, D.C. metropolitan area.


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                           (d) EFFECT OF TERMINATION Notwithstanding any
                           termination of this Agreement, the Employee, in consideration of Employee's engagement hereunder, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Employee's engagement including, without limitation, Sections 5 and 7.

                           (e) SURRENDER OF RECORDS AND PROPERTY Upon termination of Employee's engagement with the Company, the Employee shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company, an all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that, in whole or in part, contain any trade secrets or confidential information of the Company, which in any of these cases are in Employee's possession or under Employee's control.

                           (f) PAYMENT CONTINUATION If the Employee's engagement by the Company is terminated by the Company pursuant to clause (iii) of Section 8(a) of this Agreement or by the Employee pursuant to clause (v) of Section 8(a) of this Agreement, then the Company shall continue to pay to the Employee Employee's Annual Salary payments (less any payments received by the Employee from any disability income insurance policy provided to Employee by the Company) and shall continue to provide health insurance benefits for the Employee through the earlier of (a) the date that the Employee has obtained other full-time engagement; or
                           (b) twelve (12) months from the date of termination of the engagement. If the Employee's engagement is terminated pursuant to clause (ii) or (iv) of Section 8(a) of this Agreement, the Employee's right to Annual Salary payments and benefits shall immediately terminate, except as may otherwise be required by applicable law. If the Employee's engagement is terminated pursuant to clause (i), then the Company shall continue to pay to the Employee Employee's Annual Salary payments (less any proceeds payable from any life insurance policy provided to Employee by the Company) for three (3) months from the date of termination of the engagement. If the Employee becomes Permanently Disabled during the Term, (x) the Employee's employment shall, at the option of the Board of Directors on notice to the Employee, be deemed terminated as of the date of determination that he is Permanently Disabled, and (y) the Company shall continue to pay the Employee the base salary for the period ending on the earlier of (A) six months after he becomes Permanently Disabled and (B) the end of the Term. If the Employee's employment is so terminated, the Company shall, at its expense and only to the extent available to the Company at reasonable cost, continue to provide him and his family with his Company medical insurance and other benefits under this Agreement for the period ending on the earlier of (A) six months after he becomes Permanently Disabled AND (B) the end of the Term.

                  9. INDEMNIFICATION - In the event that the Employee is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that the Employee is or was a director, officer, or member of a committee of the Board or serves or served any other corporation, partnership, joint venture, trust, the Employee benefit plan or other enterprise in any capacity at the request of the Company, or resulting from any of the Employee's actions in any of the foregoing roles the Employee shall be indemnified by the Company and the Company shall advance the Employee's related expenses to the fullest extent permitted by law (including without limitation, damages, costs and reasonable attorney fees), as may otherwise be provided in the Company's Certificate of Incorporation and By Laws as incurred and will start prior to any judicial preceding. The Company further covenants not to amend or repeal any provisions of the Certificate of Incorporation or Bylaws of the Company in any manner which would adversely affect the


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                  indemnification or exculpatory provisions contained therein as they pertain to acts of the Employee. The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each indemnified party and the Employee's heirs and representatives. If the Company or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to such Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall assume all of the obligations set forth in this SECTION 9.

                  10. NONCOMPETITION/NONSOLICITATION. During the period commencing on the date hereof and ending on the third anniversary of the date hereof, whether or not Employee is then employed by the Company, (a) Employee will not either directly or indirectly, own (except for diminimus ownership of a public company) , manage, operate, control, be an officer or director or be employed by any Competitor. For purposes of this Agreement, a "Competitor" is defined as any entity which during Employee's employment with the Company, provides the same or similar services to customers or potential customers of the Company and (b) Employee will not hire any then current employee of the Company or induce, solicit, or cause to be solicited any employee of the Company to leave his/her employment with the Company.

                  11. MISCELLANEOUS

                           (a) COUNTERPARTS This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

                           (b) SEVERABILITY Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under the applicable law, but if any provision of the Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.

                           (c) SUCCESSORS AND ASSIGNS This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permissible by subsection (d), successors and assigns.

                           (d) ASSIGNABILITY Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of the Employee assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which fifty
                           (50) percent or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. Provided such assignee explicitly assumes such responsibilities, after any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter by deemed to be the Company for the purposes of all provisions of this Agreement including this SECTION 9.


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                           (e) MODIFICATION, AMENDMENT, WAIVER OR TERMINATION No
                           provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of the Company or Employee in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or breach by the Employee shall constitute a waiver of any other right or breach by the Employee.

                           (f) NOTICES All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving part at the address set forth herein. All such communications shall be effective when received.

                                    If to the Company:

                                    Genex Technologies, Inc.
                                    [       ]
                                    Attn: Robert Tarini, Chief Executive Officer


                                    If to the Employee:

                                    Jason Geng
                                    [       ]

                           Any party may change the address set forth above by notice to the other party given as provided herein.

                           (g) HEADINGS The headings contained in the Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of the Agreement.

                           (h) GOVERNING LAW ALL MATTERS RELATING TO THE INTERPREATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THE AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MARYLAND, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREIN.

                           (i) VENUE; FEES AND EXPENSES Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the state or federal courts located in the District of Columbia. The Employee and the Company consent to the jurisdiction of such courts. The prevailing party shall be entitled to recover its reasonable attorneys' fees and costs in any such action.

                           (j) THIRD-PARTY BENEFIT Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

                           (k) WITHHOLDING TAXES The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.


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THE PARTIES ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND
AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, THE PARTIES AGREE THAT THIS AGREEMENT AND ANY EXHIBITS HERETO ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PROPOSALS AND ALL PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATION TO THE SUBJECT MATTER HEREOF.


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

ACCEPTED AND AGREED:

GENEX TECHNOLOGIES, INC.                      Employee

By:
Office


_________________________________             __________________________________


Date:____________________________             Date:_____________________________


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